SLM Student Loan Trust 2004-2
Quarterly Servicing Report
Report Date: 12/31/2004	Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				09/30/04	Activity	12/31/2004
A	i	Portfolio Balance			$2,865,621,928.59	$(41,626,127.42)	$2,823,995,801.17
	ii	Interest to be Capitalized			7,224,056.73		7,140,492.24

	iii	Total Pool			$2,872,845,985.32		$2,831,136,293.41

	iv	Specified Reserve Account Balance			7,182,114.96		7,077,840.73
	v	Capitalized Interest			34,000,000.00		34,000,000.00

	vi	Total Adjusted Pool			$2,914,028,100.28		$2,872,214,134.14

B	i	Weighted Average Coupon (WAC)			5.234%		5.218%
	ii	Weighted Average Remaining Term			253.95		253.08
	iii	Number of Loans			161,725		159,291
	iv	Number of Borrowers			103,349		101,498
	v	Aggregate Outstanding Principal Balance — T-Bill			$554,222,667.05		$536,421,359.58
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,318,623,318.27		$2,294,714,933.83

	Notes			Spread/Coupon	Exchange Rate	Balance 10/25/04	Balance 1/25/05
C	i	A-1 Notes	78442GKX3	-0.010%	1.00000	$194,209,100.28	$152,395,134.14
	ii	A-2 Notes	78442GKY1	0.020%	1.00000	$437,000,000.00	$437,000,000.00
	iii	A-3 Notes	78442GKZ8	0.080%	1.00000	$408,000,000.00	$408,000,000.00
	iv	A-4 Notes	78442GLA2	0.130%	1.00000	$522,074,000.00	$522,074,000.00
	v	A-5* Notes	XS0187454706	0.180%	1.26050	€500,000,000.00	€500,000,000.00
	vi	A-6* Notes	XS0187456156	4.400%	1.26050	€500,000,000.00	€500,000,000.00
	vii	B Notes	78442GLB0	0.470%	1.00000	$92,245,000.00	$92,245,000.00

	Reserve Account				10/25/04		01/25/05
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)					$—
	iii	Specified Reserve Acct Balance ($)			$7,182,114.96		$7,077,840.73
	iv	Reserve Account Floor Balance ($)			$4,516,068.00		$4,516,068.00
	v	Current Reserve Acct Balance ($)			$7,182,114.96		$7,077,840.73

	Other Accounts				10/25/04		01/25/05
E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$34,000,000.00		$34,000,000.00
	iii	Principal Accumulation Account (A-6)			$—		$—
	iv	Supplemental Interest Account (A-6)			$—		$—
	v	Investment Reserve Account			$—		$—
	vi	Investment Premium Purchase Account			$—		$—
	vii	Foreign Currency Account (Euros)			€—		€—

	Asset/Liability				10/25/04		1/25/2005
F	i	Total Adjusted Pool			$2,914,028,100.28		$2,872,214,134.14
	ii	Total $ equivalent Notes			$2,914,028,100.28		$2,872,214,134.14
	iii	Difference			$—		$—
	iv	Parity Ratio			1.00000		1.00000

*A-5 and A-6 Notes are denominated in Euros

II. 2004-2 Transactions from: 10/01/04 through: 12/31/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$45,298,284.77
	ii	Principal Collections from Guarantor	8,675,544.01
	iii	Principal Reimbursements	95,035.73
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$54,068,864.51

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,564.33
	ii	Capitalized Interest	(12,520,301.42)

	iii	Total Non-Cash Principal Activity	$(12,442,737.09)

C	Total Student Loan Principal Activity		$41,626,127.42

D	Student Loan Interest Activity
	i	Regular Interest Collections	$21,781,103.99
	ii	Interest Claims Received from Guarantors	554,336.87
	iii	Collection Fees/Returned Items	13,999.86
	iv	Late Fees	343,824.33
	v	Interest Reimbursements	8,258.08
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,677,858.91
	viii	Subsidy Payments	1,872,526.44

	ix	Total Interest Collections	$27,251,908.48

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(850.44)
	ii	Capitalized Interest	12,520,301.42

	iii	Total Non-Cash Interest Adjustments	$12,519,450.98

F	Total Student Loan Interest Activity		$39,771,359.46

G	Non-Reimbursable Losses During Collection Period		$76,450.31

H	Cumulative Non-Reimbursable Losses to Date		$106,157.30

III. 2004-2 Collection Account Activity 10/01/04 through 12/31/04

A	Principal Collections
	i	Principal Payments Received	$36,345,308.79
	ii	Consolidation Principal Payments	17,628,519.99
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	23.64
	vi	Re-purchased Principal	95,012.09

	vii	Total Principal Collections	$54,068,864.51

B	Interest Collections
	i	Interest Payments Received	$26,758,681.65
	ii	Consolidation Interest Payments	127,144.56
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	7,038.45
	vi	Re-purchased Interest	1,219.63
	vii	Collection Fees/Return Items	13,999.86
	viii	Late Fees	343,824.33

	ix	Total Interest Collections	$27,251,908.48

C	Other Reimbursements		$372,353.50

D	Reserves In Excess of the Requirement		$104,274.23

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$448,058.76

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$82,245,459.48

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,381,312.98)
		Consolidation Loan Rebate Fees	$(6,867,221.76)

N	NET AVAILABLE FUNDS		$72,996,924.74

O	Servicing Fees Due for Current Period		$1,180,889.81

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,205,889.81

IV. 2004-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04	09/30/04	12/31/04
INTERIM
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	5.204%	5.151%	112,154	110,052	69.349%	69.089%	$1,823,754,388.94	$1,800,802,455.07	63.643%	63.768%
31-60 Days Delinquent	6.304%	6.066%	4,813	5,220	2.976%	3.277%	78,435,037.15	87,950,514.57	2.737%	3.114%
61-90 Days Delinquent	6.383%	6.219%	2,598	2,950	1.606%	1.852%	42,741,790.86	50,762,226.19	1.492%	1.798%
91-120 Days Delinquent	6.555%	6.453%	1,429	1,680	0.884%	1.055%	22,876,574.78	28,188,486.93	0.798%	0.998%
> 120 Days Delinquent	6.910%	7.053%	3,453	3,226	2.135%	2.025%	57,706,488.34	51,737,485.63	2.014%	1.832%

Deferment
Current	4.515%	4.573%	16,569	15,918	10.245%	9.993%	381,132,161.59	355,300,743.51	13.300%	12.581%

Forbearance
Current	5.363%	5.393%	20,396	19,667	12.612%	12.347%	453,861,433.32	440,039,468.91	15.838%	15.582%

TOTAL REPAYMENT	5.231%	5.211%	161,412	158,713	99.806%	99.637%	$2,860,507,874.98	$2,814,781,380.81	99.822%	99.674%
Claims in Process (1)	7.337%	7.244%	313	578	0.194%	0.363%	$5,114,053.61	$9,214,420.36	0.178%	0.326%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.234%	5.218%	161,725	159,291	100.000%	100.000%	$2,865,621,928.59	$2,823,995,801.17	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-2 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period							$35,201,814.04

B	Interest Subsidy Payments Accrued During Collection Period							1,791,857.98

C	SAP Payments Accrued During Collection Period							5,066,079.52

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)							448,058.76

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)							0.00

F	Consolidation Loan Rebate Fees							(6,867,221.76)

G	Net Expected Interest Collections							$35,640,588.54

H	Interest Rate Cap Payments Due to the Trust

								Cap

	i	Cap Notional Amount						$485,000,000.00
	ii	Libor						2.10000%
	iii	Cap %						5.00000%

	iv	Excess Over Cap ( ii-iii)						0.00000%

	v	Cap Payments Due to the Trust						$0.00

I Foreign Currency Interest Rate Swaps

		Swap Payments
							A-5 Swap	A-6 Swap

		i		Notional Swap Amount (USD)			$630,250,000	$630,250,000
		ii		Notional Swap Amount (Euros)			€500,000,000	€500,000,000

		SLM Student Loan Trust Pays:

		i		3 Month Libor			2.10000%	2.10000%
		ii		Spread			0.2254%	0.1750%

		iii		Pay Rate			2.32540%	2.27500%
		iv		Gross Swap Payment Due Counterparty on		01/25/05	$3,745,379.67	$3,664,203.47
		v		Days in Period	10/25/04	01/25/05	92	92

		Counterparty Pays:
		vi	Fixed Rate Equal To Respective Reset Note Rate				2.32500%	4.40000%
		vii	Gross Swap Receipt Due Paying Agent on			01/25/05	€2,970,833.33	€0.00
		viii	Days in Period	A-5	10/25/04	01/25/05	92
				A-6	03/04/04	04/25/05		417

VI. 2004-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.005341111	(10/25/04–1/25/05)	2.09000%	LIBOR

B	Class A-2 Interest Rate	0.005417778	(10/25/04–1/25/05)	2.12000%	LIBOR

C	Class A-3 Interest Rate	0.005571111	(10/25/04–1/25/05)	2.18000%	LIBOR

D	Class A-4 Interest Rate	0.005698889	(10/25/04–1/25/05)	2.23000%	LIBOR

E	Class A-5 Interest Rate	0.005941667	(10/25/04–1/25/05)	2.32500%	EURIBOR

F	Class A-6 Interest Rate*	0.000000000	(03/04/04–04/25/05)	0.00000%	FIXED

G	Class B Interest Rate	0.006567778	(10/25/04–1/25/05)	2.57000%	LIBOR

*Fixed rate Euros to be paid to noteholders annually

VII. 2004-2 Inputs From Original Data 09/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,865,621,928.59
	ii	Interest To Be Capitalized	7,224,056.73

	iii	Total Pool	$2,872,845,985.32
	iv	Specified Reserve Account Balance	7,182,114.96
	v	Capitalized Interest	34,000,000.00

	vi	Total Adjusted Pool	$2,914,028,100.28

B	Total Note and Certificate Factor		0.9477072
C	Total Note Balance		$2,914,028,100.28

D	Note Balance 10/25/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.5470679	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$194,209,100.28	$437,000,000.00	$408,000,000.00	$522,074,000.00	€500,000,000.00	€500,000,000.00	$92,245,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00

H	Reserve Account Balance		$7,182,114.96
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-2 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 04/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$72,996,924.74	$72,996,924.74

B	Primary Servicing Fees-Current Month		$1,180,889.81	$71,816,034.93

C	Administration Fee		$25,000.00	$71,791,034.93

D	Aggregate Quarterly Funding Amount		$0.00	$71,791,034.93

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$1,037,292.38	$70,753,742.55
	ii	Class A-2	$2,367,568.89	$68,386,173.66
	iii	Class A-3	$2,273,013.33	$66,113,160.33
	iv	Class A-4	$2,975,241.72	$63,137,918.61
	v	Class A-5 USD payment to the swap counterparty	$3,745,379.67	$59,392,538.94
	vi	Class A-6 USD payment to the swap counterparty*	$2,664,203.47	$55,728,335.47

		Total	$16,062,699.46

F	Class B Noteholders’ Interest Distribution Amount		$605,844.66	$55,122,490.81

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$41,813,966.14	$13,308,524.67
	ii	Class A-2	$0.00	$13,308,524.67
	iii	Class A-3	$0.00	$13,308,524.67
	iv	Class A-4	$0.00	$13,308,524.67
	v	Class A-5 USD payment to the swap counterparty	$0.00	$13,308,524.67
	vi	Class A-6 USD payment to the swap counterparty**	$0.00	$13,308,524.67

		Total	$41,813,966.14

H	Supplemental Interest Account Deposit		$0.00	$13,308,524.67

I	Investment Reserve Account Required Amount		$0.00	$13,308,524.67

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$13,308,524.67

K	Increase to the Specified Reserve Account Balance		$0.00	$13,308,524.67

L	Investment Premium Purchase Account Deposit		$0.00	$13,308,524.67

M	Carryover Servicing Fees		$0.00	$13,308,524.67

N	Remaining Swap Termination Fees		$0.00	$13,308,524.67

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$13,308,524.67

	Excess to Excess Distribution Certificate Holder		$13,308,524.67	$0.00

*    Fixed rate Euro interest to be paid to noteholders annually
** Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2004-2 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$7,182,114.96
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$7,182,114.96
	iv	Required Reserve Account Balance		$7,077,840.73
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve - Release to Collection Account		$104,274.23
	vii	End of Period Account Balance		$7,077,840.73

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$34,000,000.00
	ii	Capitalized Interest Release to the Collection Account		$—
	iii	End of Period Account Balance		$34,000,000.00

C	Remarketing Fee Account			A-6

	i	Next Reset Date		4/25/2014
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—

	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earnings)		$—

D	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-6 Noteholders on Reset Date		$—

	iv	Ending A-6 Accumulation Account Balance		$—

E	Supplemental Interest Account
	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a

	iii	Difference		n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		3377
	vii	Class A-6 Supplemental Interest Account Deposit Amount		$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Eligible Investments Purchase Premium Paid		$—
	iv	Funds Released into Collection Account		$—

	v	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2004-2 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$1,037,292.38	$2,367,568.89	$2,273,013.33	$2,975,241.72	€2,970,833.33	€—	$605,844.66
	ii	Quarterly Interest Paid	1,037,292.38	2,367,568.89	2,273,013.33	2,975,241.72	2,970,833.33	0.00	605,844.66

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	iv	Quarterly Principal Due	$41,813,966.14	$0.00	$0.00	$0.00	€—	€—	$0.00
	v	Quarterly Principal Paid	41,813,966.14	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$(0.00)	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Total Distribution Amount	$42,851,258.52	$2,367,568.89	$2,273,013.33	$2,975,241.72	€2,970,833.33	€—	$605,844.66

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 12/31/2004	$2,914,028,100.28
	ii	Adjusted Pool Balance 12/31/2004	2,872,214,134.14

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$41,813,966.14

	iv	Adjusted Pool Balance 9/30/2004	$2,914,028,100.28
	v	Adjusted Pool Balance 12/31/2004	2,872,214,134.14

	vi	Current Principal Due (iv-v)	$41,813,966.14
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$41,813,966.14

	ix	Principal Distribution Amount Paid	$41,813,966.14
	x	Principal Shortfall (viii - ix)	$—

C	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GKX3	$194,209,100.28	$152,395,134.14
		A-1 Note Pool Factor		0.5470679	0.4292821

	ii	A-2 Note Balance	78442GKY1	$437,000,000.00	$437,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GKZ8	$408,000,000.00	$408,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLA2	$522,074,000.00	$522,074,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	XS0187454706	€500,000,000.00	€500,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	XS0187456156	€500,000,000.00	€500,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	B Note Balance	78442GLB0	$92,245,000.00	$92,245,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-2 Historical Pool Information

			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	02/10/04-03/31/04
Beginning Student Loan Portfolio Balance			$2,865,621,928.59	$2,924,061,089.45	$2,963,153,401.89	$3,003,500,964.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$45,298,284.77	$64,623,296.16	$38,986,127.73	$27,317,888.94
	ii	Principal Collections from Guarantor	8,675,544.01	5,292,609.45	2,611,212.71	148,963.59
	iii	Principal Reimbursements	95,035.73	804,801.98	8,729,027.58	21,609,660.11
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$54,068,864.51	$70,720,707.59	$50,326,368.02	$49,076,512.64
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,564.33	$30,925.20	$366.83	$(195.44)
	ii	Capitalized Interest	(12,520,301.42)	(12,312,471.93)	(11,234,422.41)	(8,728,754.17)

	iii	Total Non-Cash Principal Activity	$(12,442,737.09)	$(12,281,546.73)	$(11,234,055.58)	$(8,728,949.61)

(-)	Total Student Loan Principal Activity		$41,626,127.42	$58,439,160.86	$39,092,312.44	$40,347,563.03

	Student Loan Interest Activity
	i	Regular Interest Collections	$21,781,103.99	$22,939,675.59	$23,590,422.99	$14,969,710.41
	ii	Interest Claims Received from Guarantors	554,336.87	261,523.98	43,945.47	2,484.26
	iii	Collection Fees/Returned Items	13,999.86	10,970.79	6,886.67	2,022.10
	iv	Late Fee Reimbursements	343,824.33	376,793.88	345,564.19	210,689.04
	v	Interest Reimbursements	8,258.08	2,762.42	54,255.89	89,100.44
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	2,677,858.91	1,370,281.05	612,586.98	—
	viii	Subsidy Payments	1,872,526.44	1,843,851.57	1,048,736.69	—

	ix	Total Interest Collections	$27,251,908.48	$26,805,859.28	$25,702,398.88	$15,274,006.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(850.44)	$232.54	$(71.50)	$(322.91)
	ii	Capitalized Interest	12,520,301.42	12,312,471.93	11,234,422.41	8,728,754.17

	iii	Total Non-Cash Interest Adjustments	$12,519,450.98	$12,312,704.47	$11,234,350.91	$8,728,431.26

	Total Student Loan Interest Activity		$39,771,359.46	$39,118,563.75	$36,936,749.79	$24,002,437.51
(=)	Ending Student Loan Portfolio Balance		$2,823,995,801.17	$2,865,621,928.59	$2,924,061,089.45	$2,963,153,401.89
(+)	Interest to be Capitalized		$7,140,492.24	$7,224,056.73	$6,722,797.40	$5,734,570.18

(=)	TOTAL POOL		$2,831,136,293.41	$2,872,845,985.32	$2,930,783,886.85	$2,968,887,972.07

(+)	Reserve Account Balance		$7,077,840.73	$7,182,114.96	$7,326,959.72	$7,422,219.93

(+)	Capitalized Interest		$34,000,000.00	$34,000,000.00	$34,000,000.00	$34,000,000.00

(=)	Total Adjusted Pool		$2,872,214,134.14	$2,914,028,100.28	$2,972,110,846.57	$3,010,310,192.00

XIII. 2004-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$2,968,887,972	7.33%

Jul-04	$2,930,783,887	5.26%

Oct-04	$2,872,845,985	5.60%

Jan-05	$2,831,136,293	5.10%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.